SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               PACKAGED ICE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               TEXAS                                   76-0316492
      (State of Incorporation                       (I.R.S. Employer
         or Organization)                          Identification No.)


    8572 KATY FREEWAY, SUITE 101
            HOUSTON, TEXAS                                77024
(Address of Principal Executive Offices)                (Zip Code)

  If this Form relates to the              If this Form relates to the
  registration of a class of securities    registration of a class of securities
  pursuant to Section 12(b) of the         pursuant to Section 12(g) of the
  Exchange Act and is effective upon       Exchange Act and is to become
  filing pursuant to General Instruction   effective pursuant to General
  A.(c), please check the following        Instruction A.(d), please check the
  box [X]                                  following box [ ]

        Securities to be registered pursuant to section 12(b) of the Act:

    TITLE OF EACH CLASS TO                   NAME OF EACH EXCHANGE ON WHICH
         BE REGISTERED                       EACH CLASS IS TO BE REGISTERED

         Common Stock                            American Stock Exchange
  $0.01 PAR VALUE PER SHARE

        Securities to be registered pursuant to section 12(g) of the Act:

                                      NONE

                                EXPLANATORY NOTE

        Packaged Ice, Inc. (the "Registrant") is amending and restating the Registration Statement on Form 8-A relating to the Registrant's common stock, par value $0.01 per share ("Common Stock"), filed with the Securities and Exchange Commission ("Commission") on August 13, 1998, in order to change the listing of the Common Stock from the Nasdaq Stock Market's National Market System ("Nasdaq National Market") to the American Stock Exchange ("AMEX"). The Registrant anticipates that the listing of the Common Stock on the Nasdaq National Market will be terminated following the listing of the Common Stock on the AMEX.

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        A description of the securities to be registered hereunder is contained in the sections entitled "Description of Capital Stock" and "Certain United States Federal Tax Consequences to Non-U.S. Holders" of the prospectus (the "Prospectus") included in the Registrant's Registration Statement on Form S-1 (File No. 333-60627), filed with the Commission on August 4, 1998 (the "Registration Statement"). A copy of pages 47 through 53 of the Prospectus is attached as Exhibit 3 to this filing pursuant to Rule 12b-23 of the Securities Exchange Act of 1934, as amended.

ITEM 2.           EXHIBITS

      EXHIBIT
      NUMBER          DESCRIPTION
      -------         -----------
         1.           Restated Articles of Incorporation of the Registrant. (1)

         2.           Amended and Restated Bylaws of the Registrant. (2)

         3. Copy of pages 47-53 of the Prospectus included in the Registration Statement.

        ------------------------------------------------------------------------
        (1) Incorporated by reference from Exhibit 3.2 to the Registration Statement on Form S-4 (File No. 333-29357), filed with the Commission on June 16, 1997.

        (2) Incorporated by reference from Exhibit 3.5 to the Registration Statement on Form S-4 (File No. 333-29357), filed with the Commission on June 16, 1997.
        ------------------------------------------------------------------------

                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                               PACKAGED ICE, INC.


Date:  May 5, 2000           By: /s/ JAMES C. HAZLEWOOD
                                   James C. Hazlewood
                                   Chief Financial Officer

                                  EXHIBIT INDEX

1.      Restated Articles of Incorporation of the Registrant.

2.      Amended and Restated Bylaws of the Registrant.

3.      Copy of pages 47-53 of the Prospectus included in the Registration
        Statement.